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                                  Exhibit 23.3

                         Consent of Arthur Andersen LLP


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 25, 1999 with respect to the consolidated financial statements of Harrah's Jazz Company and Subsidiary included in JCC Holding Company's Form 10-K for the year ended December 31, 1998.

Arthur Andersen LLP

New Orleans, Louisiana,
May 26, 1999